Exhibit 99.5

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

Combined Financial Statements as of and for the year ended December 31, 2011 with Report of Independent Auditors

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT AUDITORS	1

COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011:

Combined Balance Sheet	2

Combined Statement of Operations and Comprehensive Income	3

Combined Statement of Changes in Invested Capital	4

Combined Statement of Cash Flows	5

Notes to Combined Financial Statements	6-16

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited (“the Companies”):

We have audited the accompanying combined balance sheet of the Companies as of December 31, 2011, and the related combined statements of operations and comprehensive income, changes in invested capital, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Companies’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at December 31, 2011, and the combined results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Ernst & Young, LLP

London, England

March 22, 2013

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2011

ASSETS	£000
NON-CURRENT ASSETS
Property and equipment:
Land and Buildings	65,193
Furniture, fixtures and equipment	3,273

Total property and equipment	68,466
Less accumulated depreciation:
Buildings	(3,642)
Furniture, fixtures and equipment	(1,870)

Total accumulated depreciation	(5,512)
Property and equipment – net	62,954
Deferred tax assets – non current	886
Deferred financing costs – net of accumulated amortization of £548,000	49

TOTAL NON-CURRENT ASSETS	63,889

CURRENT ASSETS
Cash and cash equivalents	1,663
Restricted cash	77
Trade receivables – net of allowance for doubtful accounts of £25,000	399
Prepaid expenses and other assets	281
Deferred tax assets – current	179
Deferred financing costs	149
Other financial asset – loan extension option	253

TOTAL CURRENT ASSETS	3,001

TOTAL ASSETS	66,890

LIABILITIES AND INVESTED CAPITAL
CURRENT LIABILITIES
Bank loans – current portion	19,974
Subordinate debt	9,460
Accounts payable and accrued expenses	920
Payable to affiliates	422
Deferred revenue	249
Security and reservation deposits	77
Interest payable	295
Income tax payable	125

TOTAL CURRENT LIABILITIES	31,522

NON CURRENT LIABILITIES
Bank loans – non-current portion	36,541
Other non-current liabilities	10
Deferred tax liability – non current	849

TOTAL NON CURRENT LIABILITIES	37,400

INVESTED CAPITAL	(2,032)

TOTAL LIABILITIES AND INVESTED CAPITAL	66,890

See notes to combined financial statements

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

£000
OPERATING REVENUE:
Resident fees	15,879
OPERATING EXPENSES:
Labour	5,447
General and administrative	2,499
Depreciation	1,881
Management fees	789
Other Expenses	1,586

Total operating expenses	12,202

INCOME FROM OPERATIONS	3,677

OTHER EXPENSES:
Amortisation of financing costs	134
Interest expense	1,471
Finance expense – loan extension option amortisation	365
Finance income – loan extension option fair value gain	(12)
Other expenses	20

Total net other expenses	1,978

NET INCOME BEFORE TAX	1,699
Income tax credit	432

NET INCOME	2,131

Other comprehensive income	—

TOTAL COMPREHENSIVE INCOME	2,131

See notes to combined financial statements

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

COMBINED STATEMENT OF CHANGES IN INVESTED CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2011

Total
£000
INVESTED CAPITAL – January 1, 2011	(4,163)
Net income	2,131

INVESTED CAPITAL – December 31, 2011	(2,032)

See notes to combined financial statements

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

£000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	2,131
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	25
Depreciation	1,881
Amortization of financing costs	134
Net finance expense related to loan extension option	353
Deferred income taxes	(557)

Changes in operating assets and liabilities:
Restricted cash	3
Trade receivables	(38)
Prepaid expenses and other assets	9
Interest payable	9
Payable to affiliates	87
Income tax payable	125
Accounts payable and accrued expenses	(580)
Security and reservation deposits	(3)
Other non-current liabilities	10
Deferred revenue	(73)

Net cash provided by operating activities	3,516

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(237)

Net cash used in investing activities	(237)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(5,647)

Net cash used in financing activities	(5,647)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,368)
CASH AND CASH EQUIVALENTS, beginning of year	4,031

CASH AND CASH EQUIVALENTS, end of year	1,663

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	1,462

See notes to combined financial statements

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

1.	ORGANISATION AND PRESENTATION

Organisation

Sunrise of Bagshot II Limited, Sunrise of Winchester Limited and Sunrise of Sevenoaks Limited (the “Propcos”) were registered and incorporated Jersey, Channel Islands on 16 July 2004, 13 October 2005 and 23 December 2005 respectively. As of December 31, 2011, the Propcos were 100% owned by PS UK Sarl, a company registered and incorporated Luxembourg.

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited and Sunrise Operations Winchester Limited (the “Opcos”) were registered and incorporated in England and Wales on 1 October 2007, 4 March 2008 and 4 March 2008 respectively. As of December 31, 2011, the Opcos were also 100% owned by PS UK Sarl.

PS UK Sarl is itself 100% owned by PS UK Investment (Jersey) Limited Partnership (the “Partnership”), a partnership formed under the laws of Jersey, Channel Islands on 31 May 2002 , between Sunrise Assisted Living Investment, Inc (“SALII”), a wholly owned subsidiary of Sunrise Senior Living, Inc (“Sunrise”), Senior Housing UK Investment Limited Partnersip (“SHIP”), SunCo LLC, a wholly owned subsidiary of Sunrise and PS UK (Jersey) GP Limited.

PS UK (Jersey) GP Limited was registered and incorporated under the laws of Jersey, Channel Islands on 31 May 2002 between SALII and SHIP. PS UK (Jersey) GP Limited was established to act as General Partner of the Partnership. The General Partner is responsible for the management and control of the business affairs of the Partnership and has the right to transact business and sign documents in the Partnership’s name. The General Partner must obtain the approval of the board of directors for certain major transactions as defined in the Shareholders’ Agreement.

The principal activities of the Propcos are development, maintenance and owning property for the purpose of the property rental to the Opcos.

The principal activity of the Opcos is the provision of accommodation and non-complex medical care to elderly residents for a monthly fee. The Opcos’ services will generally not be covered by health insurance so the monthly fees will be payable by the residents, their family, or another responsible party.

The locations and opening dates of the individual communities (the “Communities”) are as follows:

Communities	Location	Date Opened

Sunrise of Bagshot II Limited	Bagshot, Berkshire	February 2009
Sunrise of Sevenoaks Limited	Sevenoaks, Kent	October 2009
Sunrise of Winchester Limited	Winchester, Hampshire	October 2009

On 31 August 2012, PS UK Sarl sold its interest in the Opcos and Propcos to HCN UK Investments Limited, itself a wholly owned subsidiary undertaking of Health Care REIT, Inc. (“HCN”) (see Note 10).

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying combined financial statements include the combined financial statements of the Companies after elimination of all intercompany accounts and intercompany transactions. The financial results of the Companies have been combined to reflect the combined results of the three Communities which are under the common ownership and control of PS UK (Jersey) GP Limited through common ownership by PS UK Sarl and its parent undertaking, PS UK Investment (Jersey) Limited Partnership. The Companies reviewed subsequent events up to March 22, 2013, the date the combined financial statements were approved and issued.

Basis of Preparation — Going concern — The Companies have made a combined net income of £2,131,000 for the year ended 2011 and have a combined invested capital deficit of £2,032,000 as of December 31, 2011. In preparing the combined financial statements, the directors have reviewed the combined position as of the balance sheet date and the results for the period then ended.

In light of the reported combined position and performance, the directors have considered the changes in circumstances that have arisen as part of the Sale and Purchase Agreement, described in Note 10, dated August 31, 2012, whereby HCN UK Investment Limited acquired the Companies, repaid the bank loans and settled the subordinate debt.

Also, in September 2012, the directors received a confirmation from HCN UK Investments Limited, that it would, if required, provide financial support to the Companies for the foreseeable future.

As a result of their review and in light of the confirmation of support, the directors are satisfied that the going concern basis of preparation is appropriate for the combined financial statements for the year ended December 31, 2011.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs and valuation of options to extend bank loans. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are initially recorded at cost, inclusive of directly attributable finance costs. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets once they are brought into use, as follows:

Building and building improvements	15-40 years
Furniture, fixtures and equipment	5 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognised when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Companies measure an impairment loss for such assets by comparing the fair value of the assets to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. No impairment charges were recorded in 2011.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Companies may have cash balances in excess of government insured amounts on deposit with various financial institutions. The Companies consider all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents.

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Restricted Cash — Restricted cash balances represent deposits received from potential residents. The cash is moved from the restricted cash accounts to the operational cash accounts once the resident has moved into the community and the deposit is no longer refundable.

Trade Receivables and Allowance for Doubtful Accounts — Trade receivables are recognized and carried at the lower of their original invoiced value and recoverable amount. Where the time value of money is material, receivables are carried at amortized cost. The Companies provide an allowance for doubtful accounts on their outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Leases — Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership of the asset have passed to the Companies, are capitalised in the balance sheet and are depreciated over the shorter of the lease term and the assets’ useful lives. The capital elements of future obligations under leases are included as liabilities in the balance sheet. The interest elements of the rental charges are charged in the profit and loss account over the periods of the leases and represent a constant proportion of the balance of capital repayments outstanding.

Rentals payable under operating leases are charged in the profit and loss account on a straight line basis over the lease term. The lease rental payments are all intercompany transactions so the balances have been eliminated in the preparation of these financial statements.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Companies have been deferred and are amortized using the straight-line method over the remaining term of the debt instrument.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Resident community fees are deferred and recognised as income over one year, corresponding to the period over which resident are expected to reside within the Communities with no increase in fees. Generally, the agreements are cancellable by residents with 30 days notice. All other resident fee revenue is recognised when services are rendered. The Companies invoice the residents monthly in advance of the services being rendered, and therefore, revenue is deferred until the services are rendered and the revenue is earned through the month of occupancy.

Deferred Taxes — Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognised for financial reporting purposes and such amounts recognised for tax purposes. Current year amounts payable or refundable are recorded, as well as the consequences of events that give rise to deferred tax assets and liabilities based on differences in how these events are treated for tax purposes. Estimates of deferred tax assets and liabilities are based on current tax laws and rates and, in certain cases, business plans and other expectations about future outcomes. A valuation allowance against net deferred tax assets is provided when it is more likely than not that sufficient taxable income will not be generated to utilise the net deferred tax assets.

Fair Value of Derivative Instruments — The valuation of derivative instruments requires us to make estimates and judgments that affect the fair value of the instruments. Fair values for our derivatives are estimated by utilizing pricing models that consider forward yield curves and discount rates. Such amounts and the recognition of such amounts are subject to significant estimates that may change in the future. Prior to the exercise bank loan extension options are recognised on the balance sheet under current assets and post exercise they are amortised over a period of 12 months, with the unamortised portion included within bank loans — current portion (refer to Note 8 for further detail).

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurement — Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

The fair value derivative financial instruments has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimate of fair value. Level 2 type inputs have been used to determine the estimated fair value of debt and derivative financial instruments.

Cash equivalents, accounts receivable, notes receivable, accounts payable, subordinate debt, and other current assets and liabilities are carried at amounts which reasonably approximate their fair values.

Segmental reporting — The communities represent a single segment.

Foreign currencies — The combined financial statements are presented in Sterling which is the Companies’ functional and presentational currency. Foreign currency transactions are translated into sterling at the rates ruling when they occur. Foreign currency monetary assets and liabilities are retranslated at the rates ruling at the balance sheet date. Any differences are taken to the statement of operations.

Legal Contingencies — We are subject to various legal proceedings and claims, the outcomes of which are subject to significant uncertainty. An accrual is recorded for loss contingencies when a loss is probable and the amount of the loss can be reasonable estimated. Accruals are reviewed regularly and revisions are made based on changes in facts and circumstances.

New Accounting Standards

The following Accounting Standards Update “ASU” was issued in 2009:

The Financial Accounting Standards Board (“FASB”) issued ASU 2009-13, Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). It requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their respective selling prices. It eliminated the use of the residual method of allocation and requires the relative-selling-price method in all circumstances in which an entity recognized revenue for an arrangement with multiple deliverables subject to Accounting Standards Codification (“ASC”) Subtopic 605-25 – Revenue – Multiple Element Arrangements. It no longer requires third party evidence. ASU 2009-13 was effective for us January 1, 2011 and did not have a material impact on the combined financial statements.

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards (continued)

The following ASUs were issued in 2010:

ASU 2010-06, Fair Value Measurements and disclosures (Topic 820), Improving Disclosures about fair Value Measurements, requires separate disclosures of transfers in and out of Level 1 and Level 2 fair value measurements along with the reason for the transfer. ASU 2010-06 also requires separately presenting in the reconciliation for Level 3 fair value measurements purchases, sales, issuances and settlements. It clarifies the disclosure regarding the level of disaggregation and input and valuation techniques. Certain portions of ASU 2010-06 were effective in the first quarter of 2010, and the portions of ASU 2010-06 which effect Level 3 reconciliation was effective for us January 1, 2011 and did not have a material impact on the combined financial statements.

The following ASUs were issued in 2011:

ASU 2011-04, Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, clarifies some existing rules but does not require additional fair value measurements, is not intended to establish valuation standards or affect valuation practice outside of financial reporting. A specific clarification relates to the concepts of “highest and best use” and “valuation premise” which are relevant only when measuring the fair value of nonfinancial assets and are not relevant when measuring fair value of financial assets or liabilities. Additional disclosures for Level 3 measurements include the valuation process used and the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. ASU 2011-04 is effective for us January 1, 2012 and is not expected to have a material impact on the combined financial statements.

ASU 2011-11, Balance Sheet (Topic 210), Disclosure about Offsetting Assets and Liabilities, requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU 2011-11 is effective for us January 1, 2013 and is not expected to have a material impact on the combined financial statements.

3.	TAXES

The Opcos are subject to UK corporation tax at 26.5% on their trading profits and the Propcos are subject to UK income tax, under the non-resident landlord regime, at 20% for 2011 on profits generated by the “Property” business as a result of owning land in the UK.

In prior years, the property companies were also subject to tax in Jersey (although double tax relief was available). As of 1 January 2009, Jersey has reduced its corporation tax rate to zero.

Closing deferred tax assets and liabilities are calculated at the following tax rates, being the rates enacted at the balance sheet date:

•	UK operating companies: 25%

•	Jersey property companies: 20%

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

3.	TAXES (CONTINUED)

Major components of income tax for the 12 month period ended December 31, 2011 are as follows:

£000
Analysis of tax expense for the year
Current tax:
UK corporation tax	—
UK income tax	129
Prior year adjustment – UK income tax	(4)

Total current tax	125
Deferred tax:
UK corporation tax	(1,065)
UK income tax	455
UK income tax – prior year	53

Total deferred tax	(557)

Total tax credit	(432)

The tax on the remaining individual components of profit before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable as follows:

£000

Income from operations before tax:	1,699

Tax calculated at domestic rates applicable to profits in countries concerned	344
Adjustments to book income:
Expenses disallowed for tax purposes	80
Non taxable expense	71
Movements in valuation allowance	(1,101)
Depreciation on non qualifying assets	121
Prior year adjustment	53

Total tax credit	(432)

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

4.	TAXES (CONTINUED)

Deferred tax asset/(liability)

£000’s
Deferred tax liabilities
Depreciation and amortization	(945)

Total deferred tax liabilities	(945)

Deferred tax assets
Tax losses	1,161

Total deferred tax assets	1,161

Valuation allowance for deferred tax assets	—

Net deferred tax assets	1,161

Net deferred tax assets/(liabilities)	216

All the deferred tax liabilities have been recognised.

At December 31, 2011, the OpCos have tax losses carried forward of £4,259,000 and the PropCos have tax losses carried forward of £480,000 that do not expire. Deferred tax balances exist on these tax losses carried forward as the Company believe it is more likely than not that there will be sufficient taxable profit in these entities against which to utilize the losses.

All deferred tax liabilities have been recognized.

The Finance Act 2011 included legislation to reduce the main rate of corporation tax from 26% to 25% from 1 April 2012. As this change was enacted on 5 July 2011 and therefore before the balance sheet date, deferred tax is recognized at 25% in the current period.

The effect on the Companies of further proposed reductions in the UK main rate of corporation tax will be reflected in the company’s financial statements in future years, as appropriate, once the changes have been enacted.

The rate changes will also impact the amount of future tax payments to be made by the Companies.

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

5.	PROPERTY AND EQUIPMENT

£000
Property and equipment:
Land and buildings	65,193
Furniture, fixtures and equipment	3,273

Total property and equipment	68,466
Less accumulated depreciation:
Buildings	(3,642)
Furniture, fixtures and equipment	(1,870)

Total accumulated depreciation	(5,512)

Property and equipment—net	62,954

Asset lives for depreciation is 40 years for buildings and 5 years for furniture, fixtures and equipment. No depreciation is charged on freehold land.

The depreciation expense for 2011 was £1,881,286, £1,227,701 related to buildings and £653,585 to furniture, fixtures and equipment.

6.	TRANSACTIONS WITH AFFILIATES

Each Community Opco and Propco has entered into a management and development agreement with Sunrise Senior Living Limited (“SSL Ltd”), a wholly owned subsidiary of Sunrise, to provide development, design, construction, management and operational services relating to the Communities.

Under the development agreements, SSL Ltd., as developer of the properties, will receive development revenue of 4% of total project costs for each facility and may be eligible to receive a performance fee equal to 1% of total project costs, if certain criteria are met. Total development fees incurred by the propcos in 2011 were £353,919.

Under the management agreements, with SSL Ltd., as manager of the Communities will receive management fees equal to 5% - 7% of revenues based on Community occupancy levels. Total management fees incurred by the Companies in 2011 were £789,037.

As a result of the above and the funding and settlement transactions, the following amounts were owed to related parties at the year end:

£000
Sunrise Senior Living Limited	381
PS UK (Jersey) GP Limited	37
PS UK Investment (Jersey) Limited Partnership	4

422

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

7.	BANK LOANS

The Propcos obtained commitments for land loans, construction loans and revolving loans of up to approximately £61.0 million to fund the three Communities. The loans are secured by the Communities. There was £56,905,294 outstanding at December 31, 2011.

A summary of the loans’ terms and balances at December 31, 2011 are as follows:

Communities	Lender	Effective interest rate	Maturity date	Initial loan commitment	Loan balance at December 31, 2011
		%		£000	£000
Bagshot	BNP Paribas	LIBOR + 1.25	2012	20,664	19,314
Sevenoaks	BNP Paribas	LIBOR + 1.40	2013	20,438	19,698
Winchester	BNP Paribas	LIBOR + 2.00	2013	19,795	17,893

				60,887	56,905

* As part of the August 31, 2012 transaction, the Propcos’s loans were fully paid off in the amount of £56,312,246 (see Note 10).

The carrying value of the bank loan includes the unamortized portion of loan extension options (as described in Note 8) previously exercised, which are amortized over the period of benefit, which in each case is 1 year. At December 31, 2011 the balance of unamortized loan extension options was £390,000.

£20,664,000 bank loan

This loan was secured by the Bagshot Community and has bi-annual payments beginning May 2010. The loan was due to be repaid in November 2012 when the loan was repayable in full.

£20,438,000 bank loan

This loan was secured by the Sevenoaks Community and had bi-annual payments beginning December 2010. The loan was due to be repaid in June 2012. There is provision within the loan agreements for further extensions of the repayment date of one year in June 2012 resulting in the final repayment scheduled for June 2013. The Companies exercised the loan extension option to defer repayment.

£19,785,000 bank loan

This loan was secured by the Winchester Community and had bi-annual payments beginning December 2010. The loan was due to be repaid in June 2012. There is provision within the loan agreements for further extensions of the repayment date of one year in June 2012 resulting in the final repayment scheduled for June 2013. The Companies exercised the loan extension options to defer repayment.

At December 31, 2011, the Companies were in compliance with the financial covenants under the loan agreements.

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

7.	SUBORDINATE DEBT

Subordinate debt is provided by PS UK Sarl to the Propcos and is repayable on demand. No interest is charged on the loan. The balances as at December 31, 2011 are:

Facility	£000
Bagshot	3,641
Sevenoaks	1,774
Winchester	4,045

9,460

The subordinate debt was fully repaid on August 31, 2012 (see Note 10).

8.	FINANCIAL ASSETS AND LIABILITIES

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash equivalents, accounts receivable, notes receivable, accounts payable, subordinate debt—The carrying amount approximates fair value.

Bank loans —The carrying amount of variable rate secured debt approximates fair value because the borrowings are interest rate adjustable.

Bank loan extension options —The carrying amounts and estimated fair values of these derivative financial instruments are calculated using level 2 type inputs such as observable gilt rates and comparable prices available on similar instruments.

The carrying amounts and estimated fair values of our financial instruments are as follows:

	December 31, 2011

	Carrying amount	Fair value

	£000	£000
Financial assets:
Bank loan extension options	253	253

Financial liabilities:
Bank loans	56,515	54,853

Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited

8.	FINANCIAL ASSETS AND LIABILITIES (CONTINUED)

At December 31, 2011 the Companies held two bank loan extension options, which allow the Companies to extend the bank loans in place by a period of one year with no changes to the interest rates or covenants in place. Details of the options are shown as follows:

Communities	Lead arranger	Effective interest rate	Exercise date	Exercise price	Estimated fair value at December 31, 2011

		%		£000	£000
Sevenoaks	BNP Paribas	LIBOR + 1.40	June 20, 2012	21	188
Winchester	BNP Paribas	LIBOR + 2.00	June 23, 2012	21	65

				42	253

9.	CONTINGENCIES

The Companies are involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Companies does not believe the ultimate resolution of these matters will have a material adverse effect on the Companies’ financial position.

The Companies have granted there lender a deed of debenture over all their assets in respect of monies due to the bank by the Companies.

The senior living business entails an inherent risk of liability from personal injury claims, abuse and neglect claims and other claims. The companies, as well as other participants in our industry, are subject to lawsuits alleging these and similar claims. These lawsuits may involve large claims and significant legal costs. The companies maintain liability insurance policies in amounts believed to be adequate based on the nature and risks of our business, historical experience and industry standards. The Companies’ insurance policies concerning medical malpractice cover all individual claims in excess of £25,000.

10.	SUBSEQUENT EVENTS

On August 31, 2012, HCN UK Investments Limited, a wholly owned subsidiary of HCN entered into agreements with PS UK Sarl to acquire the Opcos and Propcos for a total initial consideration of £93,270,000. As part of the acquisition, HCN repaid the existing debt at that time totaling £63,172,170 and replaced it with Promissory Notes bearing interest of 7.1% per annum.

The Opcos executed new management agreements with Sunrise Senior Living Limited which became effective as of January 9, 2013. The new agreements provide for payment of a base management fee based on gross revenues as previously was the case but the amount of management fees are expected to reduce following adoption of the new agreement. The agreements are for an initial term of 15 years with an automatic renewal for an additional 15 years if certain Net Operating Income thresholds (as defined in the agreements) are met. It is not possible to accurately determine the future fees since amounts are dependent on future operating revenues.

The Companies reviewed subsequent events up to March 22, 2013, the date the combined financial statements were approved and issued.